Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-289478) on Form S-8 and (No. 333-289454) on Form S-3ASR of our reports dated February 27, 2026, with respect to the consolidated financial statements of TG Therapeutics, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

New York, New York

February 27, 2026